This Agreement is made and entered into this 17th day of September 1999, by and between Hoffman-La Roche Inc., and Roche Vitamins Inc. (collectively referred to herein as "Roche") and IVC Industries, Inc., formerly known as International Vitamin Corporation (referred to herein as "IVC");

      WHEREAS, IVC has purchased various vitamins directly from Roche and it appears that IVC would be a purported class member as alleged in several complaints filed and coordinated in In re Vitamins Antitrust Litigation, Multi-District Litigation No. 1285, pending in the United States District Court for the District of Columbia ("the MDL Action");

      WHEREAS, IVC may have certain claims for damages against Roche in conjunction with Roche's alleged participation in an unlawful conspiracy to raise, fix, maintain and/or stabilize the price of vitamins in the United States and elsewhere in violation of Section 1 of the Sherman Antitrust Act and other wrongful anti-competitive conduct in violation of various federal and state laws with respect to certain vitamins ("The Vitamin Claims");

      WHEREAS, Roche would assert defenses and deny impact and damages in response to IVC's claims;

      WHEREAS, IVC has conducted an investigation into the facts and the law regarding the Vitamin Claims and has concluded that a settlement pursuant to which Roche will compensate IVC is in the best interest of IVC;

      WHEREAS, Roche, despite its belief that it is not liable for the claims asserted and has good defenses thereto, has nevertheless agreed to enter into this Agreement to avoid further expense, inconvenience, and the distraction of burdensome and protracted litigation;

      WHEREAS, IVC has purchased the vitamins, listed in Schedule A, annexed hereto, totaling, during the relevant time periods, approximately $99 million.

      WHEREAS, the parties expressly intend, as further provided in paragraph 8 herein, that Roche's obligations to IVC pursuant to this Settlement Agreement fully and completely satisfy any claims that IVC may have against other sellers and manufacturer of Vitamins arising from the sales of Vitamins by Roche to IVC, and further recognize that Roche may, in its sole discretion, seek reimbursement from other sellers or manufacturers of Vitamins respecting such satisfied IVC claims.

      NOW, THEREFORE, in consideration of the promises and covenants contained herein, these recitals which are considered part of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, IVC and Roche agree as follows:

                              TERMS AND CONDITIONS

      A.    Definitions

            As used in this Agreement only, the following terms shall have the meanings set forth below in this Section 1 of the Agreement."

            1. "Vitamins" is defined to mean any vitamins or vitamin products, including but not limited to A, E, C, B1, B2, B6, Calpan, Beta-Carotene, and H, which are the subject of the MDL Action.

            2. "Releasees" shall refer jointly and severally to Roche, including Roche Vitamins Inc., Hoffmann-La Roche Inc., F. Hoffmann-La Roche Ltd. and to their parents, subsidiaries, affiliates, partners, insurers, and to their respective past and present officers, directors, employees, agents, stockholders, attorneys, servants, and representatives; and the predecessors, successors, heirs, executors, administrators, and assigns of each of the foregoing. As to other manufacturers or sellers of Vitamins or any other defendants that may be named in conjunction with the Vitamins Claims, the term "Releasees" does not apply to them, their related individuals, corporations, partnerships, limited liability companies and other business entities.

            3. "Releasors" shall refer jointly and severally to IVC and to its parents, subsidiaries, affiliates, insurers, and all other persons, partnerships or corporations with whom any of the former have been, or are now, affiliated, and to their respective past and present officers, directors, employees, agents, stockholders, attorneys, servants, and representatives; and the predecessors, successors, heirs, executors, administrators, and assigns of each of the foregoing. The foregoing shall include, but not be limited to Hall Laboratories Ltd.; American Vitamin Products and International Vitamins Overseas Corp.

            4. Affected Sales shall mean those Affected Vitamins sold by Roche to IVC during the Affected Period.

      B.    Agreement Not to Bring Claims Against Roche or Releasees

            5. IVC agrees to opt out of any settlement or litigation class in In re Vitamins Antitrust Litigation, MDL No. 1285 or in any similar class litigation, involving Roche or the Releasees, and IVC agrees not to bring any claims against Roche or the Releasees related to the claims described in the Release in Section C of this Agreement.

      C.    Release, Discharge and Covenant Not to Sue

            6. Upon payment of the Settlement Fund, as specified in paragraph 9 of this Agreement, and for other valuable consideration, the Releasees shall be completely released, acquitted and forever discharged from any and all claims, demands, actions, suits, causes of action, whether class, individual, or otherwise in nature, that Releasors, or each of them, ever had, now has, or hereafter can, shall, or may have on account of, or in any way arising out of, any and all known and unknown, foreseen and unforeseen, suspected or unsuspected injuries, damages, and the consequences thereof in any way arising out of or resulting from conduct concerning the pricing, selling, discounting, marketing, or distributing of Vitamins by Roche to IVC, up until and including the date of this Agreement, including but no limited to any conduct alleged, and causes of action asserted or that could have been alleged or asserted, in the prior-filed cases which have been coordinated in the MDL Action, or which arise under any U.S. federal or state antitrust, unfair competition, unfair practices, price discrimination, unitary pricing, or trade practice law, including without limitation, the Sherman Antitrust Act, 15 U.S.C.ss.1 et al., or arising under any foreign laws from the beginning of time to the date of this Agreement (the "Released Claims"). This Release expressly includes any and all worldwide purchases of Vitamins by Releasors directly or indirectly from Releasees. Releasors shall not, after the date of this Agreement, seek to establish liability against the Releasees based, in whole or in part, upon any of the Released Claims.

            7. Each Releasor hereby expressly waives and fully, finally, and forever settles and releases, upon signature of this Agreement, any known or unknown, suspected or unsuspected, contingent or noncontingent claim with respect to the subject matter of the provisions of paragraph 6 of this Agreement, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such difference or additional facts.

      D.    Set Off Against Other Judgments

            8. IVC recognizes that by entering into this settlement with Roche it has obtained full satisfaction of any and all claims based on purchases of Vitamins A, E, C, B1, B2, B6, H, Premix, Beta-Carotene, Riboflavin, Calpan, Canthaxanthin and Astaxanthin ("Affected Vitamins") for the periods listed on the attached Schedule A ("Affected Periods") from Roche. Accordingly, IVC agrees that should it obtain a judgment for joint and several liability against any other seller of Affected Vitamins ("Non-Settling Sellers"), IVC shall exclude from the amount collectable from such final judgment and shall not collect on such final judgment, a percentage equal to the percentage that Roche's sales to IVC of Affected Vitamins during Affected Periods bears to the total sales of such vitamins for such periods to IVC by all sellers of Affected Vitamins. This calculation shall be performed on a vitamin-by-vitamin, period-by-period basis. IVC further agrees that with respect to any judgment obtained against Non-Settling Sellers, it will not seek to hold any such Non-Settling Seller liable for a portion of any judgment in excess of that Non-Settling Seller's proportionate share of the sales by all sellers of Affected Vitamins during Affected Periods to IVC, calculated on a vitamin-by-vitamin and period-by-period basis. It is expressly understood and agreed between IVC and Roche that Non-Settling Sellers shall be third party beneficiaries of this Agreement.

      E.    Payments

            9. Within five (5) business days of the effective date of this Agreement, the Settlement Fund, as described in Paragraph 10, shall be paid by Roche to IVC, via wire transfer to such account or accounts as IVC shall designate in writing.

F.    The Settlement Fund

            10. "The Settlement Fund" shall be comprised of Ten Million Dollars ($10,000,000) plus a separate advance of Two Million Seven Hundred Thousand Dollars ($2,700,000) against an anticipated adjustment to the Preliminary IVC Affected Sales Percentage, as defined and described in paragraph 13 below, which notwithstanding any other provision of this Agreement, shall be applied as follows:

                        If "Facility B" remains outstanding under that Credit Agreement between The Chase Manhattan

                        Bank ("Chase") and IVC dated April 30, 1996, as amended, and Roche is still guarantor thereof, then (I) the Settlement Fund shall first be applied to pay to Chase all amounts outstanding under Facility B, whether for principal (originally $6,500,000), interest or other amounts due from IVC thereunder and (ii) shall next be applied to pay to Roche all trade receivables due in excess of the trade terms extended (these past due invoices now total approximately Four Million Dollars ($4,000,000), which amount shall be recalculated five
                        (5) business days prior to the payment as of the expected payment date by Roche to IVC pursuant to Section E above; (iii) Roche shall be released as such guarantor; (iv) Roche shall have no obligation to provide financing to IVC other than normal trade credit and (v) any remaining balance shall be paid by Roche to IVC.

            11. Roche and IVC agree that in the event that the Settlement Fund provided pursuant to Paragraph 10 of this agreement is required to be allocated among the Vitamins by any subsequent settlement agreement between Roche and the "Settling Sellers" (as that term is defined in Paragraph 13 below), said Settlement Fund shall be allocated among such Vitamins in the same proportion as the hypothetical settlement that IVC would receive based on its purchases of such Vitamins from Roche pursuant to such "Settling Sellers" settlement agreement if IVC were to remain as a member of such class.

      G.    Product Discount

            12. From the period beginning June 1, 1999 until May 31, 2002, Roche agrees to grant to IVC a cash discount of five percent (5%) per year on all of its vitamins purchases from Roche up to a maximum of twenty million dollars ($20,000,000.00) per year of such purchases. Such discount shall be separately paid, on a per order basis, within ninety (90) days following delivery of any such order by Roche to IVC, it being understood that the aforementioned discount payment schedule is contingent on IVC making their payments for such orders to Roche within the above ninety (90) day period which represents their current payment terms. In the event that IVC does not make their payments to Roche for such orders within said payment terms, payment by Roche of the aforementioned discount payments shall be delayed until Roche's receipt from IVC of payment due for such orders, after which such discount payments shall be promptly paid to IVC.

      H.    Adjustment of Consideration

            13. The consideration provided to IVC by Roche under this Agreement (assuming that IVC takes maximum advantage of the product discount provided in paragraph 12) represents 12.7% of the Affected Sales of Vitamin Products to IVC by Roche (Preliminary IVC Affected Sales Percentage). In the event that the currently ongoing settlement negotiations between the MDL Action plaintiffs and certain seller's of Affected Vitamins during the Affected Period ("Settling Sellers") result in an Affected Sales percentage for the plaintiff class (Plaintiff Affected Sales Percentage) in the aggregate, or separately by vitamin that exceeds the Preliminary IVC Affected Sales Percentage, the Preliminary IVC Affected Sales Percentage shall be adjusted as follows:

                        a) The Plaintiff Affected Sales Percentage, as reduced by the attorney's fees for the MDL Action plaintiff's class (Adjusted Plaintiff Affected Sales Percentage) shall be further reduced by ten percent (10%), the result of which reduction shall represent the total settlement amount agreed upon between IVC and Roche (Total IVC Affected Sales Percentage);

                        b) The Preliminary IVC Affected Sales Percentage shall be compared to the Total IVC Affected Sales Percentage with any differential-less the Two Million Seven Hundred Thousand Dollars ($2,700,000) advance referred to in Paragraph 10 above-being paid to IVC by Roche (or by IVC to Roche in the event that after application of said advance the net differential results in IVC returning all or a part of said advance to Roche) following court approval of the settlement agreement between the MDL action plaintiffs and the Settling Sellers.

                        c) In the event that the Plaintiff Affected Sales Percentage, in the aggregate, or separately by vitamin is less, than the IVC Affected Sales Percentage, then IVC shall return to Roche a dollar amount equal to the differential between such percentages plus the Two Million Seven Million Dollars ($2,700,000) advance referred to in paragraph 10 above within thirty (3) days following court approval of the above-mentioned settlement agreement (it being understood that the ten percent (10%) reduction referred to in subparagraph (b) shall not be applicable in this instance). Any payment made pursuant to this subparagraph may be made in the common stock of IVC Industries, Inc. (NASDAQ Ticker: IVCO), or any of its successors with the number of shares to be delivered to Roche determined by dividing the amount due to be paid to Roche by the average of the closing market price for such shares for the thirty (3) business days immediately prior to the business day before the date of payment. The shared delivered to Roche shall be duly authorized and validly issues, fully paid and non-assessable and immediately tradable subject only to restrictions imposed by Federal or state law. IVC agrees, at its own expense, to take all actions which are customary to insure that the shares will be freely tradable upon and after delivery to Roche including the filing of a registration statement with the Securities and Exchange Commission, and to enter into all customary agreements, to expedite and facilitate the disposition of such shares by Roche. Should IVC or a successor company not have shares traded on NASDAQ or a national stock exchange, this payment option will not apply.

      I.    Confidentiality and Use of this Agreement

            14. The parties agree not to reveal the terms and conditions of this Agreement except as may be required: (a) for the enforcement of this Agreement; (b) to comply with an order of a court of competent jurisdiction; (c) for the purposes of financial reporting, the preparation of financial records (e.g. tax returns, financial statements, etc.) and/or review in the course of business by lending institutions, potential third-party investors, and/or actual third-party investors, provided the disclosure to potential or actual third party investors is made subject to a confidentiality agreement; (d) as required by any class settlement agreement entered into by Roche subsequent to the date of this Agreement;

                        (e) or as otherwise provided by law. In the event that IVC receives a subpoenas or discovery request in a civil action which would require production of this Agreement or a disclosure of its terms to a third party, IVC shall notify Roche and provide it with copies of any such subpoena and/or discovery request. Upon receipt thereof, Roche may in their discretion request IVC in writing to oppose the discovery request and/or move to quash the subpoena, as the case may be, and shall fully cooperate with IVC relating thereto. Roche shall be solely responsible for any and all costs and expenses incurred by IVC to oppose such discovery request and/or move to quash a subpoena in accordance with this Agreement, including without limitation any and all filing fees, attorneys' fees and costs/penalties assessed against IVC in relation thereto. Roche shall reimburse IVC for any and all such costs, expenses, fees and/or sanctions within ten (1) days of receipt from IVC of supporting documentation reflecting such costs, expenses, fees and/or sanctions.

            15. This Agreement and the fact of settlement of IVC claims, including all negotiation and discussions leading up to the settlement, shall not constitute any admission of liability or other evidence of any violation of any statute or law or of any liability or wrongdoing by any Releasee or of the trust of any of the claims or allegations IVC may have against Releasee in the Vitamin Claims.

            16. Neither this Agreement, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, nor any other action taken to carry out this Agreement by any of the Settling Parties shall be referred to, offered as evidence or received in evidence in any pending or future civil, criminal, or administrative action or proceeding, except in a proceeding to enforce this Agreement, or to defend against the assertion of the Released Claims, or as otherwise required by law.

      J.    Miscellaneous

            17. Except as provided in paragraph 8 herein, this Agreement does not settle, compromise, release and/or limit, in any way whatsoever, any and all claims that IVC may have against any individual, corporation, partnership, limited liability company and/or other business entity other than the Releasees named as a defendant in the MDL Action, named as a defendant in any other civil action, whether or not currently pending, and/or otherwise alleged to be a co-conspirator or other participant with respect to the vitamin antitrust violations and other wrongful anticompetitive conduct relating to the sale, manufacturing, pricing, distribution and/or marketing of vitamins, vitamin products and vitamin premixes, including, without limitation, the antitrust violations and other alleged wrongful conduct that was the subject of the investigation by the United States Justice Department. All rights against such other defendants or alleged co-conspirators are specifically reserved by IVC.

            18. This Agreement shall be governed by and interpreted according to the substantive laws of the state of New Jersey without regard to its choice of law or conflict of laws principles.

            19. This Agreement constitutes the entire agreement between IVC and Roche pertaining to the settlement of the Vitamin Claims against any Releasee, and supersedes all prior and contemporaneous undertakings of IVC and any Releasee in connection herewith. This Agreement may not be modified or amended except in writing executed by IVC and Roche.

            20. This Agreement shall be bending upon, and inure to the benefit of, the successors and assigns of IVC and Releasee. Without limiting the generality of the foregoing, each and every covenant and agreement made herein by IVC shall be binding upon all Releasors.

            21. This Agreement may be executed in counterparts by IVC and Roche and a facsimile signature shall be deemed an original signature for purposes of executing this Agreement.

            22. Neither IVC nor Roche shall be considered to be the drafter of this Agreement or any of its provisions for the purposes of any statute, case law, or rule of interpretation or construction that would or might cause any provisions to be construed against the drafter of this Agreement.

            23. This Agreement shall be construed and interpreted to effectuate the intent of the parties, which is to provide, through this Agreement, for a complete resolution o the Released Claims with respect to the Releasees.

            24. Where this Agreement requires either party to provide notice or any other communication or document to the other, such notice, communication, or document shall be provided by facsimile or letter by overnight delivery to Frederick Kentz III, 340 Kingsland Street, Nutley, New Jersey 07110-1199, 973-235-2800 (facsimile) for Roche and E. Joseph Edell, 500 Halls Mill Road, Freehold, New Jersey 07728, (732) 761-2817 (facsimile) for IVC with copies to Diane Mulligan of Edell Associates, 1776 On The Green, Morristown, New Jersey 07962, (973) 605-1812 (facsimile).

            25. Each of the undersigned represents that resolution of this matter has been approved by the Board of Directors of IVC and the Leadership Board of Roche and that he or she is fully authorized by each Board to enter into the terms and conditions of, and to execute, this Agreement on behalf of IVC and Roche.

            26. The effective date of this Agreement shall be September 17, 1999.

Dated:  September 17, 1999

                                    BY:  /s/ Frederick Kentz, III
                                       --------------------------
                                         Frederick Kentz, III, Esq.
                                         Vice President
                                         Hoffmann-La Roche Inc.
                                         Nutley, New Jersey


                                    BY:  /s/ E. Joseph Edell
                                       --------------------------
                                         E. Joseph Edell
                                         Chief Executive Officer
                                         IVC Industries, Inc.
                                         500 Halls Mill Road
                                         Freehold, NJ 07728